   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 2001
                                         REGISTRATION NOS. 333-      AND 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                             ALLEGIANT BANCORP, INC.
                           ALLEGIANT CAPITAL TRUST II
      (Exact name of registrants as specified in their respective charters)

            MISSOURI                                   43-1519382
            DELAWARE                                   43-6869516
(State or other jurisdictions of          (I.R.S. Employer Identification Nos.)
 incorporation or organization)

                                2122 KRATKY ROAD
                            ST. LOUIS, MISSOURI 63114
                                 (314) 692-8200
                   (Address, including zip code, and telephone
                  number, including area code, of registrants'
                          principal executive offices)
                                THOMAS A. DAIBER
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                             ALLEGIANT BANCORP, INC.
                                2122 KRATKY ROAD
                            ST. LOUIS, MISSOURI 63114
                                 (314) 692-8200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ------------------
   THOMAS A. LITZ, ESQ.          Copies to:       EDWIN S. DEL HIERRO, ESQ.
  THOMAS E. PROOST, ESQ.                        BARACK FERRAZZANO KIRSCHBAUM
    THOMPSON COBURN LLP                              PERLMAN & NAGELBERG
        SUITE 3400                            333 WEST WACKER DRIVE, SUITE 2700
     ONE FIRSTAR PLAZA                            CHICAGO, ILLINOIS  60606
ST. LOUIS, MISSOURI  63101                       (312) 984-3100 (TELEPHONE)
(314) 552-6000 (TELEPHONE)                          (312) 984-3150 (FAX)
   (314) 552-7000 (FAX)

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /x/ 333-62684 and 333-62684-01
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                                               CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                           PROPOSED
                                                           MAXIMUM        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE       OFFERING      AGGREGATE OFFERING
       TO BE REGISTERED                  REGISTERED     PRICE PER UNIT         PRICE            AMOUNT OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
    % Cumulative Trust Preferred
  Securities of Allegiant Capital       220,000(1)
  Trust II.........................     securities          $25.00           $5,500,000                  $1,375.00
----------------------------------------------------------------------------------------------------------------------------
    % Junior Subordinated
  Debentures of Allegiant Bancorp,
  Inc. (2)(3)......................       ___                ___                ___                         N/A
----------------------------------------------------------------------------------------------------------------------------
Guarantee of Allegiant Bancorp, Inc.
  with respect to Trust Preferred
  Securities(3)....................       ___                ___                ___                         N/A
----------------------------------------------------------------------------------------------------------------------------
Total..............................     220,000(1)          $25.00           $5,500,000                  $1,375.00
                                        securities
============================================================================================================================

   (1) Includes 20,000 trust preferred securities which may be sold pursuant to the Underwriter's overallotment option.

   (2) The junior subordinated debentures will be purchased by Allegiant
       Capital Trust II with the proceeds of the sale of the trust preferred securities. No separate consideration will be received for such debentures which may be distributed to the holders of the trust preferred securities upon any liquidation of Allegiant Capital Trust II.

   (3) This Registration Statement is deemed to cover the trust preferred securities of Allegiant Capital Trust II, the rights of holders of the junior subordinated debentures and the guarantee. No separate consideration will be received for the trust preferred securities guarantee.
================================================================================

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statements on Form S-3 (Registration Nos. 333-62684 and 333-62684-01) filed by Allegiant Bancorp, Inc. ("Company") and Allegiant Capital Trust II ("Trust") with the Securities and Exchange Commission (the "Commission") on June 8, 2001, as amended by Amendment No. 1 to the Registration Statement on Form S-3/A filed by the Company and the Trust with the Commission on September 10, 2001, which was declared effective September 25, 2001, are incorporated herein by reference.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 25th day of September, 2001.


                                      ALLEGIANT BANCORP, INC.



                                      By /s/ Thomas A. Daiber
                                         --------------------------------------
                                         Thomas A. Daiber, Senior Vice
                                         President and Chief
                                         Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 25th day of September, 2001 by the following persons in the capacities indicated.


         Signature                                    Title                         Date
         ---------                                    -----                         ----


                 *                      Chairman of the Board                September 25, 2001
------------------------------------
Marvin S. Wool



                 *                      President, Chief Executive Officer   September 25, 2001
------------------------------------    and Director
Shaun R. Hayes



                 *                      Director                             September 25, 2001
------------------------------------
Robert L. Chambers



                 *                      Director                             September 25, 2001
------------------------------------
Leland B. Curtis



                 *                      Director                             September 25, 2001
------------------------------------
Kevin R. Farrell


                                      2



                 *                      Director                             September 25, 2001
------------------------------------
Richard C. Fellhauer



                 *                      Director                             September 25, 2001
------------------------------------
Leon A. Felman



                 *                      Director                             September 25, 2001
------------------------------------
Michael R. Hogan



                 *                      Director                             September 25, 2001
------------------------------------
C. Virginia Kirkpatrick



                 *                      Director                             September 25, 2001
------------------------------------
Robert E. Wallace, Jr.



                 *                      Director                             September 25, 2001
------------------------------------
John L. Weiss



                 *                      Director                             September 25, 2001
------------------------------------
Lee S. Wielansky



/s/ Thomas A. Daiber                    Senior Vice President and Chief      September 25, 2001
------------------------------------    Financial Officer
Thomas A. Daiber



*By: /s/ Thomas A. Daiber
    -------------------------------
     Thomas A. Diaber,
     As Attorney-In-Fact


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on the 25th day of September, 2001.

                                         ALLEGIANT CAPITAL TRUST II



                                         By: /s/ Thomas A. Daiber
                                             ----------------------------------
                                             Thomas A. Daiber, Administrator

                                  EXHIBIT INDEX


EXHIBIT NO.                             DESCRIPTION
----------                              -----------


   1 Form of Underwriting Agreement, filed as Exhibit 1 to the Company's Registration Statement on Form S-3 (Reg. No. 333-62684) filed on June 8, 2001, as amended by Amendment No. 1 to the Registration Statement on Form S-3/A filed on September 10, 2001, is hereby incorporated by reference.

   2 Agreement and Plan of Merger, dated April 30, 2001 by and between the Company and Southside Bancshares Corp., filed as
               Exhibit 2 to the Company's Current Report on Form 8-K filed May 7, 2001, is hereby incorporated by reference.

   4.1 Articles of Incorporation, as amended, of the Company, filed as Exhibit 3.1 to the Company's Registration
               Statement on Form 10-SB (Reg. No. 0-26350), is hereby incorporated by reference.

   4.1(a) Amendment to Articles of Incorporation, as amended, of the Company, filed as Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, is hereby incorporated by reference.

   4.2         By-laws of the Company, as currently in effect, filed as
               Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, are hereby incorporated by reference.

   4.3 Junior Subordinated Indenture, dated as of August 2, 1999, by and between the Company and Bankers Trust Company, as Trustee, filed as Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, is hereby incorporated by reference.

   4.4 Form of Junior Subordinated Indenture filed as Exhibit 4.4 to the Company's Registration Statement on Form S-3 (Reg. No. 333-62684) filed on June 8, 2001, as amended by Amendment No. 1 to the Registration Statement on Form S-3/A filed on September 10, 2001, is hereby incorporated by reference.

   4.5         Form of Junior Subordinated Debenture (included in Exhibit 4.4).

   4.6         Certificate of Trust of Allegiant Capital Trust II, filed as
               Exhibit 4.6 to the Company's Registration Statement on Form S-3 (Reg. No. 333-62684) filed on June 8, 2001 is hereby incorporated by reference.

   4.7         Trust Agreement of Allegiant Capital Trust II, filed as Exhibit
               4.7 to the Company's Registration Statement on Form S-3 (Reg. No. 333-62684) filed on June 8, 2001, is hereby incorporated by reference.

EXHIBIT NO.                             DESCRIPTION
----------                              -----------

   4.8         Form of Amended and Restated Trust Agreement, filed as Exhibit
               4.8 to the Company's Registration Statement on Form S-3 (Reg. No. 333-62684) filed on June 8, 2001, as amended by Amendment No. 1 to the Registration Statement on Form S-3/A filed on September 10, 2001, is hereby incorporated by reference.

   4.9         Form of Trust Preferred Security (included in Exhibit 4.6).

   4.10 Form of Guarantee Agreement, filed as Exhibit 4.10 to the Company's Registration Statement on Form S-3 (Reg. No. 333-62684) filed on June 8, 2001, as amended by Amendment No. 1 to the Registration Statement on Form S-3/A filed on September 10, 2001, is hereby incorporated by reference.

   5.1         Opinion of Thompson Coburn LLP.

   5.2         Opinion of Richards, Layton & Finger, P.A.

   8 Tax Opinion of Thompson Coburn LLP, filed as Exhibit 8 to the Company's Registration Statement on Form S-3 (Reg. No. 333-62684) filed on June 8, 2001, as amended by Amendment No. 1 to the Registration Statement on Form S-3/A filed on September 10, 2001, is hereby incorporated by reference.

  23.1         Consent of Ernst & Young LLP.

  23.2         Consent of KPMG LLP regarding Equality Bancorp, Inc.

  23.3         Consent of KPMG LLP regarding Southside Bancshares Corp.

  23.4         Consent of Thompson Coburn LLP (included in Exhibits 5.1 and 8).

  23.5         Consent of Richards, Layton & Finger, P.A. (included in
               Exhibit 5.2).

  24 Power of Attorney (included on the signature page hereto) filed as Exhibit 24 to the Company's Registration Statement on Form S-3 (Reg. No. 333-62684), filed on June 8, 2001 is hereby incorporated by reference.

  25.1 Form T-1 Statement of Eligibility for Bankers Trust Company to act as trustee under the Indenture, filed as Exhibit 25.1 to the Company's Registration Statement on Form S-3 (Reg. No. 333-62684) filed on June 8, 2001, is hereby incorporated by reference.